UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

STANDEX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

23 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicates by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

SECTION 5

ITEM 5.07 a and b	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on October 26, 2021. The number of common shares represented at the Annual Meeting of Stockholders was 10,999,363. The stockholders voted on the following proposals:

Proposal I – To set the size of the Board of Directors at eight (8) and to elect three Directors to three-year terms ending on the date of the Annual Meeting of Stockholders in 2024 and elect one director to hold office for a two-year term ending on the date of the annual meeting in 2023:

Nominee	For	Against	Abstain	Non-Vote
For a three-year term
Robin J. Davenport	10,373,999	52,011	5,741	567,612
Jeffrey S. Edwards	10,007,740	417,979	6,031	567,612
B. Joanne Edwards	10,166,054	259,971	5,726	567,612
For a two-year term
Charles H. Cannon, Jr.	10,202,258	223,411	6,081	567,612

Proposal II – Approve an Amendment and Restatement of the 2018 Omnibus Incentive Plan to add 400,000 additional shares and amend Section 4(a);

For	9,992,442
Against	403,174
Abstain	36,135
Non-Vote	567,612

Proposal III -- Advisory vote on the Company’s executive compensation:

For	10,076,448
Against	319,141
Abstain	36,162
Non-Vote	567,612

Proposal IV – Select, on an advisory basis, the frequency of future shareholder advisory votes on executive compensation;

1 Year	9,721,284
2 Years	11,047
3 Years	638,286
Abstain	61,133
Non-Vote	567,612

Proposal V -- Ratification of appointment of Deloitte & Touche, LLP as Independent Public Accountants of the Company for the fiscal year ending June 30, 2022:

For	10,946,770
Against	21,893
Abstain	30,700

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION
(Registrant)

/s/ Ademir Sarcevic
Ademir Sarcevic Chief Financial Officer

Date: October 28, 2021

Signing on behalf of the registrant and as principal financial officer